UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Papa John’s International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIZZA

PAPA JOHN'S®

BETTER INGREDIENTS.
BETTER PIZZA.

Notice of Annual Meeting of Stockholders

Thursday, April 27, 2017 11:00 a.m.	Papa John’s International, Inc. 2002 Papa John’s Boulevard Louisville, Kentucky

Items of Business

•	Election of the seven directors nominated by the Board of Directors named in the attached Proxy Statement;
•	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2017;
•	Advisory approval of the Company’s executive compensation;
•	Conduct an advisory vote on the frequency of future advisory votes on executive compensation; and
•	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date  March 7, 2017

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 7, 2017 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting. Following the formal items of business to be brought before the meeting, we will discuss our 2016 results and answer your questions. Please join us after the meeting for a slice of Papa John’s pizza!

Thank you for your continued support of Papa John’s. We look forward to seeing you on April 27.

By Order of the Board of Directors,

John H. Schnatter
Founder, Chairman and Chief Executive Officer		March 23, 2017

Internet	Telephone	Mail	In Person

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll‑free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2017 — this Proxy Statement and the Papa John’s 2016 Annual Report are available at www.papajohns.com/investor.

Proxy Statement

The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on April 27, 2017 at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 23, 2017.

At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of seven directors to the Board of Directors; ratification of the selection of the Company’s independent auditors for 2017; an advisory approval of the Company’s executive compensation; and an advisory vote on the frequency of future advisory votes on executive compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 7, 2017 (except as noted otherwise), with respect to the beneficial ownership of common stock by (i) Mr. Schnatter and each of the other named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock.

			Percent of
	Amount and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Outstanding
John H. Schnatter
P.O. Box 991339, Louisville, KY 40269	9,871,098	(3)	26.5%
Christopher L. Coleman	21,198		*
Olivia F. Kirtley	186,521	(4)	*
Laurette T. Koellner	12,591	(5)	*
Sonya E. Medina	4,070		*
Timothy C. O’Hern	60,310	(6)	*
Steve M. Ritchie	74,003	(7)	*
Mark S. Shapiro	45,819		*
W. Kent Taylor	48,112		*
Lance F. Tucker	49,010	(8)	*
All 10 directors and executive officers as a group	10,372,732	(9)	27.7%

*Represents less than one percent of class.

2017 Proxy Statement     1

PROXY STATEMENT

		Percent of
	Amount and Nature of	Common Stock
Other 5% Beneficial Owners	Beneficial Ownership(1)	Outstanding
FMR LLC (10)
245 Summer Street
Boston, MA 02210	4,540,799	12.3%
BlackRock Inc.(11)
55 East 52nd Street
New York, NY 10055	2,925,235	7.9%
The Vanguard Group(12)
100 Vanguard Blvd.
Malvern, PA 19355	2,217,927	6.0%

(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (“SEC”). Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)	Includes the following shares subject to options exercisable within 60 days after March 7, 2017, and time‑based restricted stock over which the named persons have sole voting power.

	Options			Options
	exercisable	Restricted		exercisable	Restricted
Name	within 60 days	Stock	Name	within 60 days	Stock
John H. Schnatter	385,719	14,604	Timothy C. O’Hern	28,177	6,005
Christopher L. Coleman	14,782	1,826	Steve M. Ritchie	42,702	19,080
Olivia F. Kirtley	22,174	2,421	Mark S. Shapiro	21,790	1,826
Laurette T. Koellner	5,868	2,130	W. Kent Taylor	21,790	1,826
Sonya E. Medina	1,903	1,710	Lance F. Tucker	22,884	8,192

(3)	Includes 89,500 shares held in a 501(c)(3) charitable foundation of which Mr. Schnatter has both voting and investment power, and 31,194 shares owned by Mr. Schnatter’s spouse.
(4)

Ms. Kirtley also holds units deemed invested in 70,585 shares of common stock through a deferred compensation plan provided by the Company, 47,819 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 22,766 of which are not included in the shares reported.

(5)

Ms. Koellner also holds units deemed invested in 1,706 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.

(6)

Includes 3,629 shares owned by Mr. O’Hern’s spouse of which 1,521 are subject to options exercisable within 60 days after March 7, 2017, 199 are restricted stock, and 234 are held in the 401(k) Plan. Mr. O’Hern also holds units deemed invested in 1,512 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(7)	Includes 1,116 shares owned by Mr. Ritchie’s spouse of which 721 are subject to options exercisable within 60 days after March 7, 2017, and 277 are restricted stock.
(8)	Mr. Tucker also holds units deemed invested in 3,447 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.
(9)

Includes 570,031 shares subject to options exercisable within 60 days, 60,096 shares of unvested restricted stock and 49,525 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.

2     2017 Proxy Statement

PROXY STATEMENT

(10)

All information regarding FMR LLC and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on February 14, 2017, by FMR LLC and Abigail P. Johnson. FMR LLC and Abigail P. Johnson have sole dispositive power over all of the shares indicated, and sole power to vote 571,590 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(11)

All information regarding BlackRock Inc. and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on January 25, 2017 by BlackRock, Inc. BlackRock has sole power to vote 2,855,235 shares and has sole dispositive power over all shares indicated above.

(12)

All information regarding The Vanguard Group is based on a Schedule 13G filed with the SEC on February 10, 2017.  The Vanguard Group has sole voting power over 53,851 shares, shared voting power over 3,100 shares, sole dispositive power of 2,162,476 shares, and shared dispositive power of 55,451 shares.

2017 Proxy Statement     3

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

The Board has set March 7, 2017, as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the meeting. As of the Record Date, 36,837,200 shares of common stock, representing all of our voting stock, were issued and outstanding and eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s amended and restated bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”

Abstentions and broker “non‑votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non‑vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank, trust or other nominee, then you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit my proxy?”

How can I submit my proxy?

You can designate a proxy to vote stock you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two Company officers, Caroline Miller Oyler and Clara M. Passafiume, have been designated as proxies for the Company’s 2017 Annual Meeting of Stockholders.

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

•	electronically, using the Internet;
•	over the telephone by calling a toll‑free number; or
•	by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

4     2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan in person at the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2017;
•	FOR the advisory approval of the Company’s executive compensation; and
•	To conduct future advisory votes on executive compensation EVERY YEAR.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the proxies in accordance with the Board’s recommendations.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

•	by submitting a later‑dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;
•	by submitting a later‑dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;

2017 Proxy Statement     5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•	by voting in person at the Annual Meeting.

If you are a street name holder, you may change your vote only if you comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non‑votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, and for the advisory approval of the Company’s executive compensation. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. The vote on frequency of future advisory votes on executive compensation asks stockholders to express a preference for one of three choices for future advisory votes on executive compensation – every year, every other year, or every three years. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required to approve the frequency of future advisory votes on executive compensation. Because stockholders are given the option to vote on a number of choices, it is possible that no single choice will receive a majority vote. Moreover, because this vote is non-binding, the Board may determine the frequency of future advisory votes on executive compensation in its discretion. The Board intends to take into account the voting results on this proposal in making its determination. Abstentions on this proposal have the same effect as not expressing a preference.

If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee may vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee may not vote your shares at all.

What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our fiscal 2016 Annual Report on Form 10-K and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.

Upon written or oral request, we will deliver a separate copy of our fiscal 2016 Annual Report on Form 10‑K and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540‑7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

6     2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement is being mailed to the stockholders on or about March 23, 2017 along with the Company’s fiscal 2016 Annual Report on Form 10‑K. We have also retained the firm of Georgeson, Inc. to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $6,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

2017 Proxy Statement     7

Corporate Governance

Principles of corporate governance that guide the Company are set forth in the Company’s Board of Director committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Corporate Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our amended and restated bylaws provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and employees worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:

•	violations of the federal securities laws;
•	fraud or weakness in the Company’s accounting, audit or internal controls, financial statements and records; or
•	misconduct by any member of the Company’s senior management.

Any employee, stockholder, or interested party may contact the Company’s General Counsel, or submit a confidential, anonymous report by following procedures established by the Company, approved by the Corporate Governance and Nominating Committee of the Company’s Board of Directors and communicated to team members from time to time. Any employee, stockholder or interested party may also learn about these procedures for reporting issues and concerns by visiting our website at www.papajohns.com, by first clicking “Investor Relations” and then “Corporate Governance.”

Director Independence

The Board of Directors has determined that the following six of the Company’s seven current directors are “independent” as defined by applicable law and NASDAQ listing standards: Christopher L. Coleman, Olivia F. Kirtley, Laurette T. Koellner, Sonya E. Medina, Mark S. Shapiro, and W. Kent Taylor. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”

Based on such standards, John H. Schnatter is not independent because he is an executive officer of the Company.

8     2017 Proxy Statement

CORPORATE GOVERNANCE

Ms. Kirtley, lead independent director and Chairman of the Compensation Committee, is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley’s appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental. Based on a comprehensive request for proposal in 2009, the Company chose Delta Dental as its dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley’s independence or her business judgment.

Mr. Shapiro, Chairman of the Corporate Governance & Nominating Committee and a member of the Audit Committee, is Co-President and Chief Content Officer of WME | IMG (“IMG”), a global sports and media business. The Company and the Papa John’s marketing fund have a business relationship with IMG which predates Mr. Shapiro’s employment with IMG; in 2016 IMG handled talent agency representation and a contract negotiation for the Company.  The Board reviewed these relationships and determined that the dollar amount of the relationship between the Company and IMG is immaterial to IMG compared to IMG’s gross revenues, and that the relationship does not impact Mr. Shapiro’s independence or his business judgment.

Board Leadership Structure and Risk Management

Our Board of Directors is committed to the highest standards of corporate governance. As stated in our Corporate Governance Guidelines, our Board has determined that it is in the best interests of the Company and our stockholders for both the positions of Chairman of the Board and Chief Executive Officer to be held by our Founder, John Schnatter, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate whether the Company is best served at any particular time by having the Founder and Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interest of the Company and our stockholders. The positions are currently combined, but were separate during the years of 2005 through 2008.

The Board of Directors believes that Mr. Schnatter is best suited to serve as Chairman because, as our Founder, he is the director most familiar with our business, industry and our franchise system, and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role facilitates communication between our strong, active Board and management and facilitates development and implementation of our Board approved corporate strategy. We believe this current leadership structure is effective. Our independent directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Schnatter offers specific Company and industry experience and expertise.

Under our Corporate Governance Guidelines, our independent directors elect a lead independent director. Olivia F. Kirtley currently serves as the lead independent director of the Board.  The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described below, is in the best interests of stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Our Board has three standing committees — Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. See “Committees of the Board of Directors” below for a description of each of these Board committees and its members. The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan. At the committee level, risks are reviewed and addressed as follows:

•

The Audit Committee oversees management of financial risks, legal and regulatory risks, food safety, information technology and cyber security risks, and the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual and emerging risk areas throughout the year, and through its oversight of Enterprise Risk Management, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program, with oversight of the Audit Committee and a cross‑functional management level Enterprise Risk Management team, helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board.

•

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and also oversees succession planning. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs

2017 Proxy Statement     9

CORPORATE GOVERNANCE

discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

•

The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel and other Company officers with roles in managing risks.

Lead Independent Director

In April 2016, our independent directors elected Olivia F. Kirtley to serve as the lead independent director of the Board. The lead independent director has the duties and responsibilities, as approved by the Board’s Corporate Governance and Nominating Committee, to perform the following functions:

•	preside at meetings of the Board in the absence of or when requested to do so by the Chairman;
•	serve as ex officio member of all standing Board Committees;
•	serve formally as liaison between the non‑management Board members and the Founder, Chairman and Chief Executive Officer;
•	establish the dates, agendas, schedules and information distributed for each Board meeting, in conjunction with the Founder, Chairman and Chief Executive Officer;
•	monitor information sent to the Board for quality, quantity and timeliness and discuss this information with the Founder, Chairman and Chief Executive Officer;
•	as needed, call sessions of the independent directors and work with the other independent directors to establish the agenda for those sessions; and
•	make herself available for consultation with and direct communication from major stockholders.

Meetings of the Board of Directors

The Board held five meetings in 2016. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2016.

Meetings of the Independent Directors

At both the Board and committee levels, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The lead independent director chairs executive sessions of the Board of Directors.

Annual Meetings of Stockholders

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of our directors attended the 2016 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the committees are comprised solely of independent directors. Charters for each of our committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

10     2017 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s Charter.

As previously noted, each member of the Audit Committee is independent as determined by the Company’s Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that each of Ms. Koellner, the Chair of the Audit Committee, and Mr. Coleman is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met five times during 2016.

Compensation Committee

The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing and making recommendations to the Board of Directors regarding the Company’s overall compensation strategies and succession planning. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table below (our “named executive officers” or “NEOs”). The Committee has the authority to administer our equity plans and is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non‑employee directors, and for reviewing and approving the establishment of broad‑based incentive compensation, equity‑based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation‑related proposals to be considered at the Annual Meeting.

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. The Committee has engaged Frederick W. Cook & Company (“F. W. Cook”) to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. F. W. Cook does not provide any other services to the Company. The Committee performed an assessment of F. W. Cook’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflict of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Compensation Committee’s use of F. W. Cook during 2016, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2016, and the Committee’s process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee’s Charter. The Compensation Committee met seven times during 2016.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Corporate Governance and Nominating Committee recommended the nomination of seven directors for election to the Board at the 2017 Annual Meeting.

In addition, the Committee develops and monitors the process for evaluating Board effectiveness, oversees the development and administration of the Company’s corporate governance policies and the Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct.  It also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee’s Charter. The Corporate Governance and Nominating Committee met four times during 2016.

2017 Proxy Statement     11

CORPORATE GOVERNANCE

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Nominations for Directors

Identifying Qualified Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders.

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of race, ethnicity, gender, age, cultural background and personal and business backgrounds. This includes prior board service, financial expertise, international experience, industry experience, leadership skills, including prior management experience, and a variety of subjective factors. In addition, the Committee also considers qualifications that include: independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board. Although the Board does not establish specific goals with respect to diversity, the overall diversity of the Board is a significant consideration in the nomination process. Three of the seven nominees for election at the 2017 Annual Meeting are women, and the Board’s collective experience covers a range of experience across different countries and industries. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board.

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CORPORATE GOVERNANCE

The charts below illustrate board diversity by gender and tenure:

The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan and maximize stockholder value in a highly competitive environment. In particular, the Company relies on the skills of its Board members described under “Item 1. Election of Directors” below.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Certificate of Incorporation and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation.

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:

Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

2017 Proxy Statement     13

Item 1. Election of Directors

During 2014, the Board recommended, and the stockholders approved, an amendment to the Company’s Certificate of Incorporation to eliminate the classification of the Board over a three‑year period. Directors elected at or before the 2014 Annual Meeting of Stockholders continued to serve out their three‑year terms, but directors elected after the 2014 Annual Meeting of Stockholders were elected to one‑year terms. Therefore, the 2017 Annual Meeting of Stockholders is the first annual election of all directors. The Board of Directors is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at seven members. Committee members and Chairs are appointed following the Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee, Christopher L. Coleman, Olivia F. Kirtley, Laurette T. Koellner, Sonya E. Medina, John H. Schnatter, Mark S. Shapiro, and W. Kent Taylor have been nominated as directors to serve a one‑year term expiring at the 2018 Annual Meeting and until their successors are elected or appointed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election and their ages as of the date of this Proxy Statement.

Nominees for Election to the Board

Christopher L. Coleman
Age: 48 Director since 2012 Committees: Audit, Corporate Governance & Nominating

Mr. Coleman is based in the UK where he is Group Head of Banking at Rothschild & Co. He is a Managing Director of Rothschild & Co, Chairman of Rothschild Bank International and also serves on a number of other boards and committees of the Rothschild & Co Group, which he joined in 1989.

Mr. Coleman’s extensive financial experience and international business acumen provide insight and expertise to the Board in these key areas.

Mr. Coleman currently serves as non‑executive chairman of the board of Randgold Resources. Mr. Coleman has served on the board of Randgold Resources since 2008 (including service as the chairman of its governance and nomination committee and member of its remuneration and audit committees).

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ITEM 1. ELECTION OF DIRECTORS

Olivia F. Kirtley
Age: 66 Director since 2003 Lead Independent Director Committee: Compensation (Chair)

Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She is a former chief financial officer and former senior manager at a predecessor to the accounting firm Ernst & Young LLP. From 2014 to 2016, she served as President and Board Chairman of the International Federation of Accountants. She has also served as Chairman of the American Institute of Certified Public Accountants and Chairman of the AICPA Board of Examiners.

Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit, risk management and public company corporate governance and compensation. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to Ernst & Young LLP, Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President Finance and Chief Financial Officer at that company.

Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including service as the chairman of its audit committee, chairman of its risk committee, and member of its governance, compensation and executive committees), as a director of ResCare, Inc. since 1998 (including service as the chairman of its audit committee and member of its governance committee), and as a director of Randgold Resources since 2017 (including service as a member of its remuneration committee).

Laurette T. Koellner
Age: 62 Director since 2014 Committees: Audit (Chair); Compensation

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, a subsidiary of American International Group, Inc. (“AIG”) from June 2012 until its May 2014 sale to AerCap Holdings N.V. Ms. Koellner served as President of Boeing International, a division of The Boeing Company, where she held a variety of financial and business leadership roles from 1997 until 2008, including as a member of the Office of the Chairman and Boeing’s Chief Administration and Human Resources Officer. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corp.

As a former executive of a publicly traded company, Ms. Koellner brings extensive experience to the Board in the areas of complex business operations, finance and accounting, and international business. In addition, she brings extensive corporate governance and compensation experience and insight as a director of other public companies.

Ms. Koellner served as an independent director of Hillshire Brands, Inc. from 2001 to 2014, at which time it was sold to Tyson Foods. She served as an independent director of AIG from 2009 to 2012. She currently serves on the board of directors of Celestica, Inc. (including service as the chairman of its audit committee, and member of its compensation and corporate governance and nominating committees), The Goodyear Tire & Rubber Company (including service as a member of its audit and finance committees) and Nucor Corporation (including service as a member of its compensation and executive development and corporate governance and nominating committees).

2017 Proxy Statement     15

ITEM 1. ELECTION OF DIRECTORS

Sonya E. Medina
Age: 41 Director since 2015 Committee: Corporate Governance & Nominating

Ms. Medina is a government and public affairs strategist. She has served as a consultant to the City of San Antonio since March 2015, and as a consultant to Silver Eagle Distributors, the nation’s largest distributor of Anheuser-Busch products, since July 2013. She served as Vice President, Community and External Affairs for Silver Eagle Distributors from 2009 to 2013.  Ms. Medina served as a White House Commission Officer from 2001 to 2006 and again in 2008, and as Director of the AT&T Global Foundation from 2006 to 2008.

Ms. Medina brings leadership, strategy and multi-cultural marketing experience to the Board. She also brings insight into government affairs, through her prior experience as a White House Commission Officer.

She is active in community and civic affairs and currently serves on the board of directors of the San Antonio Hispanic Chamber of Commerce.

John H. Schnatter
Age: 55 Director since 1990 Founder, Chairman & CEO

Mr. Schnatter founded Papa John’s in 1984 and opened the first Company restaurant in 1985. He currently serves as Founder, Chairman and Chief Executive Officer. He previously served as Co‑ Chief Executive Officer from April 2010 to April 2011, Chief Executive Officer from April 2009 to April 2010, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990, from 2001 to 2005, and from 2014 to 2015.

Mr. Schnatter’s role as our Founder and brand spokesperson makes him uniquely qualified to chair the Board of Directors while also acting as our Chief Executive Officer. Mr. Schnatter’s experience and entrepreneurial skills offer vision in leading the Board and building our brand, with a consistent focus on maintaining product quality and providing a superior customer service experience. His experience in research and development, quality assurance and supply chain management are critical to our business and our franchise business model.

16     2017 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Mark S. Shapiro
Age: 47 Director since 2011 Committees: Audit; Corporate Governance & Nominating (Chair)

Mr. Shapiro has served as Co-President of WME | IMG since November 2016 and Chief Content Officer since September 2014.  He served as Chief Executive Officer of Dick Clark Productions from May 2010 to October 2012, and as an executive producer at Dick Clark Productions from October 2012 until 2014. Prior to that, he served as a Director, President and Chief Executive Officer of Six Flags, Inc., a theme park company, from 2005 to 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as Executive Vice President, Programming and Production and in various other capacities for both ESPN and ABC Sports.

Coupling his board service with experience in executive level positions at large organizations facing complex business challenges, Mr. Shapiro brings business acumen and operational expertise to many of the issues and challenges facing public companies, along with innovation and insight in the areas of content creation, marketing and branding.

Mr. Shapiro has served as a director of Live Nation Entertainment, Inc. since 2008 (including service on its compensation committee); as a trustee of Equity Residential since January 2010 (including service on its audit, compensation and nominating and governance committees); and as a director of Frontier Communications Corporation since March 2010 (including service on its nominating and governance and retirement plan  committees). Mr. Shapiro is also Chairman of Captivate Network, a privately held company.

W. Kent Taylor
Age: 61 Director since 2011 Committee: Compensation

Mr. Taylor is the founder and Chief Executive Officer of Texas Roadhouse, Inc. a full‑service, casual dining restaurant chain with locations across the U.S. and in several foreign countries. He served as Chief Executive Officer of Texas Roadhouse from 2000 until 2004, and again from August 2011 to the present, and he has served as its executive Chairman since 2004. Before founding the Texas Roadhouse concept in 1993, Mr. Taylor founded and co‑owned Buckhead Bar and Grill in Louisville, Kentucky.

His more than 28 years of experience in the restaurant industry provides the Board with additional expertise in the Company’s industry, and he also brings to the Board experience in founding and serving as a chief executive officer and director of a public company.

There are no family relationships among the Company’s director nominees and executive officers.

2017 Proxy Statement     17

s
Executive Compensation — Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation philosophy and program for our named executive officers (“NEOs”) identified below.

Named Executive Officer	Title
John H. Schnatter	Founder, Chairman, and Chief Executive Officer
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Steve M. Ritchie	President and Chief Operating Officer
Timothy C. O’Hern	Senior Vice President and Chief Development Officer

Executive Summary

We focus our compensation program for our NEOs and other executives on financial, strategic and operational goals established by the Board of Directors to create value for our stockholders. Our guiding compensation principle is to pay for performance, supporting our objective to create value for our stockholders by delivering on our “Better Ingredients. Better Pizza.” brand promise. Our compensation program is designed to motivate, measure and reward the successful achievement of our strategic goals without promoting excessive or unnecessary risk taking.

In 2016, we focused on continuing to lead our industry in quality by delivering a superior customer experience. Facing aggressive competitor pricing, promotion strategies, and technology innovation, the execution of our strategy in 2016 led to another strong, year over year, financial and operating performance, including the following:

We also achieved:

•	Revenue growth of 4.7% ($1.71 billion for 2016 compared to $1.64 billion for 2015);
•

Diluted earnings per share (“EPS”) growth of 45% year over year ($2.74 per share for 2016 compared to $1.89 per share for 2015); adjusted diluted EPS growth of 22% year over year ($2.55 per share for 2016 compared to $2.09 per share for 2015).  Adjusted diluted EPS excludes special items that increased 2016 diluted EPS by $0.19 and decreased 2015 diluted EPS by $0.20. (See page 31 of the Company’s Annual Report on Form 10-K for a reconciliation of adjusted diluted EPS, a non-GAAP measure, to diluted EPS, the most directly comparable GAAP measure); and

•	For the 15th time in the past 17 years, Papa John’s led the Pizza category in customer satisfaction among limited service restaurants, according to the 2016 American Customer Satisfaction Index.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Over the five-year period ending December 31, 2016, Papa John’s has delivered total shareholder return of 370%, with an annual compound shareholder return of 36% during that same period. A $100 investment in Papa John’s at the beginning of 2012 would have grown to $470 at the end of 2016 (assumes reinvestment of dividends), more than doubling the return of the S&P 500 over the same period.

Tying Pay to Performance

To execute our strategy and continue to deliver strong growth, the Compensation Committee has tied the majority of NEO compensation to short and long-term performance objectives.  While salary is a fixed element of compensation, increases in salary are tied to individual performance, and the other elements of compensation are tied to Papa John’s overall performance.

In 2016, the Committee applied our pay-for-performance philosophy by:

•

Basing the 2016 Short‑Term Management Incentive Plan (“MIP”), our formula‑based annual cash incentive plan, on pre‑tax income as well as non‑income measures of net domestic and international unit development, and domestic and international combined comparables (comparable sales + comparable transactions), each of which we consider critical to our strategic, financial, and operational success. For each performance metric, payouts were based on results compared to pre-established targets for performance, directly linking pay to performance.

•

Granting performance‑based restricted stock units (“performance-based units”) that pay out only if the Company achieves targeted goals over three years on three key metrics: domestic system comparable sales, international system comparable sales, and net global unit openings. These metrics are the primary drivers of the Company’s business, and the targeted goals align with our strategic plan. Payouts under these awards are also subject to a threshold achievement of EPS growth.

•

Granting both stock option and restricted stock awards that vest over a period of years, thereby tying executive compensation to long‑term service and the creation of long‑term stockholder value. Award levels are tied to individual performance and individual success in driving results.

2017 Proxy Statement     19

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Consistent with our “pay for performance” compensation philosophy, executives with the greatest potential to impact the Company’s success receive a greater proportion of variable compensation. The Company believes that placing a heavier emphasis on “at risk” or variable compensation focuses the NEOs on achieving the Company’s strategic and performance objectives. For 2016, 73% of our CEO’s compensation and 67% of our other NEOs’ compensation was tied to specific performance objectives or appreciation in our stock price.

PERFORMANCE BASED UNITS 3%
STOCK OPTIONS 34%
RESTRICTED STOCK 15%
SALARY 27%
ANNUAL INCENTIVE 21%
CEO Variable Compensation 73%

PERFORMANCE BASED UNITS
6%
STOCK OPTIONS
18%
RESTRICTED STOCK
18%
SALARY
33%
ANNUAL INCENTIVE
25%

Average Other NEO Variable Compensation 67%

Stockholder Input/Say‑on‑Pay Vote

The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say‑on-pay proposal”), in determining compensation for executives. At our 2016 annual meeting of stockholders held in April 2016, approximately 99% of the votes cast on the say‑on‑pay proposal at that meeting were in favor of the say-on-pay proposal.  The stockholders’ overwhelming support of our executive compensation program with respect to the NEOs was one of many factors the Committee considered in determining compensation for our NEOs, and in particular was a factor in not making significant changes to the program. The Compensation Committee will continue to consider the outcome of the Company’s say‑on‑pay votes when making future compensation decisions for the NEOs.

Governance Aspects of Our Executive Compensation Program

Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:

•	No tax “gross‑ups” or “single‑trigger” change of control payments.
•	No guaranteed bonus or base pay increases.
•	No repricing or cash buyouts of underwater stock options.
•

Our annual grants of equity awards for executives and employees provide for a three‑year graded vesting period and performance-based units have a three-year period for full vesting of awards and rolling three-year performance periods.

•

Our incentive plans provide for the “claw back” of certain compensation payments in the event the Company is required to prepare an accounting restatement, and an executive received a cash or equity award based on the achievement of performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

•

Other risk mitigation features include stock ownership requirements, multiple performance metrics to deter excessive focus on a singular performance goal, and limits on quarterly payouts under the MIP, as well as an annual risk assessment by the Compensation Committee.

•	The Compensation Committee engages an independent compensation consultant.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	No dividends or dividend equivalent rights on unexercised stock options or unearned performance‑based units.
•	No hedging or other derivative transactions in Company stock.
•	No CEO employment contract.

Competitive Compensation

Market pay levels and practices, including those of a self-selected peer group, is one of many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework on the range and reasonableness of compensation and to ensure we are able to provide competitive compensation needed to attract and retain the caliber of leadership critical to our success. The Compensation Committee reviews market data for all pay elements, but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee believes that dependence solely on benchmark data can detract from the focus on the performance of the individual NEO and its relation to Company performance.

The Compensation Committee periodically reviews compensation practices of its self-selected peer group, developed in consultation with F. W. Cook, its independent compensation consultant. This peer group, listed below, was used in the 2016 compensation decisions. There were no changes to the peer group from the prior year. The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, similar market capitalization and other financial criteria and are an appropriate group of comparable companies with which we compete for executive talent.

PEER GROUP

Brinker International, Inc.	Denny’s Corp.	Red Robin Gourmet Burgers, Inc.
Buffalo Wild Wings, Inc.	DineEquity, Inc.	Ruby Tuesday, Inc.
CEC Entertainment	Domino’s Pizza, Inc.	Sonic Corp.
The Cheesecake Factory, Inc.	Jack in the Box, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Krispy Kreme Doughnuts, Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Panera Bread Company

Role of Compensation Consultant

The Compensation Committee directly retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee regularly reviews and assesses F.W. Cook’s independence pursuant to SEC and NASDAQ rules and has determined that the firm is independent and has no conflicts of interest with the Company. The Committee seeks input from F. W. Cook on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.

Role of the CEO in Compensation Decisions

The Compensation Committee considers input from Mr. Schnatter, who reviews the performance of the NEOs and executives (other than himself), provides his recommendations to the Committee on NEO and other executives’ compensation, and provides perspective on the performance of the management team (other than himself). Our Senior Vice President, Human Resources, Chief Financial Officer, and President and Chief Operating Officer also support the Compensation Committee’s executive compensation process and regularly attend portions of Committee meetings at the invitation of the Committee. The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and in accordance with NASDAQ rules, Mr. Schnatter was not present when his compensation was being discussed or approved.

2017 Proxy Statement     21

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Elements and Analysis of 2016 Executive Compensation

In 2016, the Compensation Committee continued its annual practice of reviewing for each NEO the following components of executive compensation, collectively referred to as “total direct compensation”:

•	base salary;
•	short‑term cash incentives (which may be realized only to the extent that quarterly or annual performance targets are met); and
•	long‑term compensation, consisting of equity‑based incentives (a combination of performance‑based units, time‑based restricted stock, and stock options).

The Committee’s determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, experience, scope of responsibilities, leadership and leadership development, and the importance of the NEO to the successful execution of our strategies.

Target total direct compensation for 2016 approved by the Compensation Committee for each NEO, other than Mr. Schnatter, increased from 2015 due to a number of factors, including, succession planning, individual performance, and increased scope of responsibilities. The Compensation Committee believes NEO compensation is appropriate given the Company’s relative size, geographic location, scope of responsibilities of the NEOs, and performance.  Actual total cash compensation paid was dependent on the achievement of specific performance goals, discussed in detail below, while the ultimate value of long‑term equity awards will depend on future stock performance, and in the case of performance‑based units, the achievement of three-year performance goals.

Compensation of our Founder, Chairman and Chief Executive Officer

In 2016, the Compensation Committee reviewed Mr. Schnatter’s performance, including recognition of the significant growth of the Company under his leadership as Founder, Chairman and Chief Executive Officer and his unique and instrumental role in building the Papa John’s brand through his role as brand spokesperson. Although Mr. Schnatter’s outstanding performance warranted an increase in his base compensation, Mr. Schnatter requested that the Committee forego an increase to his 2016 compensation and instead focus any compensation increases on his executive leadership team, including the other NEOs. Mr. Schnatter also requested that his bonus target under the MIP be reduced to 75%, again to focus increases on the rest of the executive management team, and to further align his bonus target with the other NEOs.  Mr. Schnatter’s 2016 base salary of $900,000, and his annual long‑term equity incentive award of stock options and restricted stock of $1,000,000 were consistent with his 2015 compensation. Additionally, Mr. Schnatter was granted performance‑based units covering a three‑year performance period from 2016‑2018, the same as the other NEOs. See “The Role of Equity Awards” section below for further details of the 2016‑2018 performance‑based units. The Compensation Committee considers Mr. Schnatter’s individual pay elements, and target total direct compensation, including the additional contractual obligations discussed below, against market data, and the Committee believes this compensation is appropriate in light of Mr. Schnatter’s performance, length of service, experience, and his unique roles and contributions to Papa John’s.

As Founder and Chairman, Mr. Schnatter also receives compensation under the August 9, 2007 Agreement for Services as Chairman (the “Chairman Agreement”), Agreement for Services as Founder (the “Founder Agreement”) and Exclusive License Agreement (the “License Agreement”). Under the Chairman and Founder Agreements, the Company agreed to make annual grants of stock options to Mr. Schnatter with a minimum grant date fair value of $600,000 ($300,000 under each agreement), or such greater amount as may be determined by the Compensation Committee. The Committee takes these contractual commitments and grants of stock options into account when assessing and determining Mr. Schnatter’s total compensation. The actual total grant date fair value of Mr. Schnatter’s awards in 2016 under the Chairman and Founder Agreements was $660,000, reflecting Mr. Schnatter’s valuable contributions to the Company and to the strength and value of the Company’s brand. These grants, which were made in February 2016, were in addition to the awards granted to Mr. Schnatter under the Company’s annual long‑term incentive program.

In entering into these agreements in 2007, the Company’s Compensation Committee primarily focused on Mr. Schnatter’s key role as brand spokesperson, the critical nature of his public appearance services to the Company, and intellectual property rights associated with Mr. Schnatter’s name and likeness to the Company’s brand. The Compensation Committee believes that the arrangements continue to protect the long‑term value of the brand, and were entered into with the specific purpose of protecting the Company's right to use Mr. Schnatter's image, voice, photographs and film footage in connection with marketing and promotion of the brand over the long-term. The Company agreed that in exchange for the exclusive license grant, it will grant options in accordance with the provisions of the Founder Agreement for a period of 15 years

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

following the execution of the License Agreement (whether or not the Founder Agreement is terminated), and subject to termination provisions contained in the License Agreement, the term of the License Agreement continues for fifty (50) years following Mr. Schnatter’s death. These guaranteed amounts are only a small percentage of Mr. Schnatter's total compensation, and the stock options under the Chairman and Founder agreement are not on top of the other compensation awarded to Mr. Schnatter, but rather serve as an off-set to other compensation which might be awarded outside the agreements.  The ultimate value of these stock options is highly sensitive to the performance of the Company. Further, the Committee has been advised by its independent compensation consultant that the arrangement is appropriate and used at companies in which a founder’s image and likeness is strongly associated with the brand.

The following illustrates the alignment between Company performance, based on EPS growth, a key metric that correlates to long‑term stockholder value, and the compensation of our Founder, Chairman and Chief Executive Officer:

* Represents 2016 and 2015 adjusted diluted EPS which excludes the impact of special items which increased 2016 reported EPS by $0.19, and reduced 2015 reported EPS by $0.20. See page 31 of the Company’s Form 10‑K for a reconciliation of adjusted diluted EPS, a non‑GAAP measure, to diluted EPS, the most directly comparable GAAP measure.

Compensation of Other NEOs

In recognition of their substantial contributions to the Company’s profitable growth, to reflect their performance and expanding responsibilities and to ensure retention through competitive compensation levels, the Compensation Committee in February 2016, with the input of Mr. Schnatter, approved for each of the other NEOs a base salary increase, an annual equity award consisting of equal values of non‑qualified stock options and restricted stock awards and a grant of performance-based units covering the 2016‑2018 three-year performance period.

The Role of Cash Compensation

Base Salary

Annual base salary increases are typically considered each year and also upon organizational changes that may occur throughout the year. No executive officer has a guaranteed salary increase. The analysis for adjustments to base salary compensation takes into account all of the factors described under “Elements and Analysis of 2016 Executive Compensation” above.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Cash Incentive Compensation

There were no significant changes to the structure of the short‑term incentive program as the Committee determined that the plan design effectively targeted the fundamental drivers of our business. All of the goals and weightings remained consistent with 2015. In 2016, our short‑term incentive program consisted of the MIP, which provides quarterly and annual cash payouts to the NEOs and others within the Company based upon achievement of pre‑established performance goals. Similar to prior years, we again included a 150% of target award limit on our non‑income metrics, which were net unit development (North America and International) and combined comparables (North America and International) (in each case, as defined and calculated in the table below). The 150% limit for the quarterly metrics is applied after aggregation of the two quarterly metrics on a weighted, combined basis. During payment calculations, any awards above 150% of target would be retained in a pool for potential payout at year‑end. To the extent actual pre‑tax income exceeded the 2016 budgeted amount, all or a portion of the additional awards retained in the pool as a result of the 150% limit during each payment date (along with amounts above 150% of target on the annual net development metrics) would be available for payment. The Company believes the plan design with built‑in limits prevents paying excessive awards when our pre-tax income does not meet our objectives for the full year, and is an important element in mitigating risk of focusing on short‑term performance. For 2016, all payments on our non-income metrics were below the 150% threshold; therefore, no amounts were retained in the pool for additional award payments to the NEOs or any other participant.

Overall payout under the MIP is capped at an individual level of 300% of annual base salary.

In 2016, performance metrics and the target and actual results of the MIP included:

						Actual
				Full Year		Payout			Award
Metric	Definition	Target		Actual Results		Percentage		Weighting	Frequency
Pre-Tax; Post-MIP Operating Income	Consolidated pre-tax corporate operating income.(1)	$91,307,000	(2)	$94,691,000	(2)	146%		45%	Annual
Net Development	Domestic system-wide store openings less store closings.	48 units	(2)	53 units	(2)	121%	(3)	10%	Annual
Net Development	International system-wide store openings less store closings.	153 units	(2)	151 units	(2)	97%	(3)	15%	Annual
Combined Domestic Comparable Sales and Comparable Transactions (“North America Combined Comps”)	Domestic system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus domestic system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	139%	(3)	15%	Quarterly
Combined International Comparable Sales and Comparable Transactions (“International Combined Comps”)	International system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus international system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	76%	(3)	15%	Quarterly
(1)

Our plan design excludes PJ Food Service (commissary) income from the operating income component of the MIP results to appropriately incentivize our management team to control food costs for our franchise and corporate restaurants. The Compensation Committee in February 2017 also excluded a 2016 refranchising gain which had an impact on our consolidated financial results, and as a result payout under the Pre-Tax, Post MIP Operating Income metric of the MIP was reduced from a 302% payout to a 146% payout. As further described in our Form 10-K for the fiscal year ended December 25, 2016, non-GAAP results excluding this special item should not be construed as a substitute for, or a better indicator of, the Company’s performance than the Company’s GAAP results. Management believes presenting certain financial information without non-recurring items is important for purposes of comparison to prior year results and uses this metric to evaluate the Company’s underlying operating performance and to analyze trends.  See page 31 of the Company’s Form 10-K for a reconciliation of non-GAAP measures used herein and therein to the most directly comparable GAAP measures.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(2)

Any payout under the MIP is subject to threshold levels in each performance metric. For 2016, the threshold levels were: Pre‑Tax Income of $83.9 million; Net Development — Domestic of 24 units; and Net Development — International of 77 units. Please refer to Footnote (4) for discussion of Comparable Sales and Transactions targets.

(3)	For 2016, none of the non‑income measures yielded a payout in excess of the 150% governor at the time of payment.
(4)

We do not disclose comparable transactions for competitive reasons. For comparability purposes, the domestic combined comparables metric yielded a 100% award in 2015 and a 128% award in 2014. Our combined international comparable sales and transactions metric yielded a 122% award in 2015 and a 73% award in 2014. Each of these percentage yields is expressed as a percentage of the applicable target awards.

Performance targets for each performance metric were set by the Committee in relation to the Company’s targets contained in the annual budget and operating plan. Achievement of these metrics beyond the targets established by the Committee results in payouts beyond the target award for each NEO, capped at 300% of annual base salary. In 2016, the MIP awards (expressed as a percentage of base salary and an actual dollar amount) for each current NEO were as follows:

		Target
		Short-Term	Target	Actual
		Incentive	Short-Term	Short-Term	Actual
		Award	Incentive	Incentive	Award
		(% of Base	Award	Award	(% of 2016
Named Executive Officer	Title	Salary)(1)	$	$	Base Salary)
John H. Schnatter	Founder, Chairman, and Chief Executive Officer	77%	695,769	862,887	96%
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	75%	384,519	478,874	93%
Steve M. Ritchie	President and Chief Operating Officer	75%	582,692	727,894	94%
Timothy C. O’Hern	Senior Vice President and Chief Development Officer	75%	305,769	380,853	93%

(1)

Reflects pro‑rated annualized base salary and target awards due to increases in 2016, and in the case of Mr. Schnatter, a decrease in 2016 which lowered his base target from 90% to 75% of base salary.  Mr. Schnatter’s target incentive award as a percent of base salary was lowered to align with the targets of other NEOs.

Each NEO’s actual annual incentive award payment in the table above is determined by formula based on the Company’s achievement of the pre‑established performance targets discussed above. As noted above, each performance metric target is derived from the Board‑approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe that the plan rewards performance, and payments will generally correlate to our operating results in a given year. Actual 2016 results for all metrics produced an aggregate payout of 125% of target.

Our NEOs also participated in the Quality Service Incentive Plan (“QSIP”), which did not materially increase their short‑term incentive potential. The QSIP is available to a wider group of employees and underscores the key customer service and quality fundamentals of our business. A $10,000 per participant total award was targeted for our NEOs based on an indexed achievement level with a maximum award of $24,970 per participant. In 2016, a total award of $11,137 was paid to each NEO under this plan.

2017 Proxy Statement     25

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The Role of Equity Awards

Our long‑term incentive compensation program for executive officers consists of stock options, time‑vested restricted stock and performance‑based units.

Stock Options and Time‑Vested Restricted Stock. We award stock options because they are inherently performance‑based, meaning that their value only increases if the market price of our common stock increases over time. In addition, stock options and restricted stock provide long‑term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership among our executives. Finally, we believe that both stock options and restricted stock awards are a strong executive retention tool and align the interests of our executives with the interests of stockholders. The options and time-vested restricted stock awarded in 2016 generally have a three‑year graded vesting schedule (i.e., one‑third vests per year), and the stock options have a ten‑year term.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be appropriate for the NEO.

In February 2016, our Compensation Committee approved the annual grant of stock options and time‑based restricted stock to each NEO in accordance with our equity grant practices policy, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 25, 2016, two days after the release of our fourth quarter and full‑year 2015 earnings.

Performance‑based Units.  We believe the performance‑based units encourage focus on the company’s long‑term strategic goals, motivate and retain our executive leadership team and align interests with the Company’s stockholders.  For each grant of performance-based units, a 10% EPS Compounded Annual Growth Rate over the applicable three‑year period and a threshold level with respect to achievement of each performance goal must be attained for the performance-based units to vest. Achievement of these metrics beyond the targets established by the Compensation Committee results in increasing payouts above the target award (calculated on a straight line basis) for each NEO.

In February 2016, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2016-2018) that will vest in February 2019 if the pre‑established Company performance targets are achieved at the end of the three‑year period.

The 2016 target performance metrics and the one year results as of fiscal year‑end 2016 included:

			1-Year
			Results at
Metric	Definition	Target	FYE 2016	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	10.3%	3.5%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	18.4%	6.0%	20%
Number of Global Units at End of 2018	Domestic and international system-wide store openings less store closings	5,547 units	5,097 units	50%

The 1-year EPS Compounded Annual Growth Rate was 45% at fiscal year-end 2016.

In February 2015, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2015‑2017) that will vest in February 2018 if the pre‑established Company performance targets are achieved at the end of the three‑year period.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The 2015 target performance metrics and the two year results as of fiscal year‑end 2016 included:

			2-Year
			Results at
Metric	Definition	Target	FYE 2016	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	9.0%	7.7%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	18.2%	12.9%	20%
Number of Global Units at End of 2017	Domestic and international system-wide store openings less store closings	5,388 units	5,097 units	50%

The 2-year EPS Compounded Annual Growth Rate was 25% at fiscal year-end 2016.

In February 2014, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2014‑2016) that vested in February 2017, since the pre‑established Company performance targets were achieved at the end of the three‑year period.

The 2014 perfomance share award yielded a 122% award payout in the form of shares of our common stock on February 27, 2017, based on the achievement of the following performance metrics against the pre-established Company performance targets for the three-year period.

			3-Year
			Results at
Metric	Definition	Target	FYE 2016	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	7.8%	14.4%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	19.7%	20.3%	20%
Number of Global Units at End of 2016	Domestic and international system-wide store openings less store closings	5,323 units	5,097 units	50%

The 3-year EPS Compounded Annual Growth Rate was 21% at fiscal year-end 2016.

Stock Ownership Guidelines

Stock ownership by our NEOs is a key consideration in making compensation decisions. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.

The ownership guidelines for our current NEOs are:

		Ownership Guideline
		as a Multiple of Base	Guideline
NEO	Title	Salary (x)	($)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	5.0x	4,500,000
Steve M. Ritchie	President and Chief Operating Officer	3.0x	2,472,000
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	1.0x	530,450
Timothy C. O’Hern	Senior Vice President and Chief Development Officer	1.0x	422,300

NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level, with annual progress required as follows: Year 1, 10%; Year 2, 25%; Year 3, 45%; Year 4, 70%; and Year 5, 100%.

2017 Proxy Statement     27

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:

•	stock personally or otherwise beneficially owned directly or indirectly;
•	stock equivalent units held in our nonqualified deferred compensation plan;
•	stock held in a 401(k) account or other qualified retirement account, such as an IRA;
•	unvested restricted stock (excluding performance-based units); and
•	the net value (gross sale price, less option exercise price) of shares subject to vested, but unexercised, stock options.

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis when considering annual equity grants. As of December 31, 2016, all NEOs exceeded the guidelines. In addition to this regular review, the Compensation Committee receives periodic reports detailing the extent to which each NEO has achieved the required ownership level. Our short‑ term incentive program gives the Committee the discretion to award any portion of resulting payouts in the form of stock, instead of cash, to assist a participant in meeting the guidelines.

Tax and Accounting Policies

Deductibility of compensation expense under Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee to date based on the levels and types of compensation we pay. In setting total compensation, the Compensation Committee considers the impact of Section 162(m), and seeks to preserve deductibility of a significant portion of the compensation paid to executive officers, while reserving some flexibility in awarding compensation, subject to the primary objective of achieving our compensation objectives, including the achievement of our strategic goals without promoting excessive or unnecessary risk taking.  For example, our time‑based restricted stock awards, which further an important compensation objective, do not qualify for tax deductibility under Section 162(m) to the extent the $1,000,000 limit is exceeded because the awards are subject only to time‑based vesting requirements.

We expense the cost of employee stock‑based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock‑based compensation expense of $10.1 million in 2016, $9.4 million in 2015 and $8.7 million in 2014. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended December 25, 2016 and in this Proxy Statement.

COMPENSATION COMMITTEE

Olivia F. Kirtley, Chairman

Laurette T. Koellner

W. Kent Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

28     2017 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

								Change
								in Pension
								Value and
								Non-qualified
							Non-Equity	Deferred
				Stock	Option		Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards		Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)		($)(3)	($)	($)(4)	($)
John H. Schnatter	2016	900,000	—	600,099	1,160,017	(5)	874,023	—	—	3,534,139
Founder, Chairman and	2015	900,000	—	600,081	1,160,019	(5)	984,524	—	—	3,644,624
Chief Executive Officer	2014	900,000	—	600,048	1,160,011	(5)	796,087	—	—	3,456,146
Lance F. Tucker	2016	512,692	—	357,604	257,506		490,010	—	7,950	1,625,762
SVP, Chief Financial Officer,	2015	495,673	—	357,654	257,501		458,349	—	7,950	1,577,127
Chief Administrative Officer and Treasurer	2014	462,109	—	285,024	185,008		310,174	—	3,900	1,246,215
Steve M. Ritchie	2016	776,923	—	550,101	450,009		739,031	—	7,950	2,524,014
President and Chief Operating Officer	2015	581,731	—	650,162	550,037		533,945	—	7,950	2,323,825
	2014	452,332	—	407,566	307,522		299,272	—	—	1,466,692
Timothy C. O’Hern	2016	407,692	—	300,109	200,013		391,990	—	34,722	1,334,526
SVP and Chief Development Officer	2015	391,538	—	300,093	200,020		364,678	—	7,950	1,264,279
	2014	350,962	—	225,038	125,012		225,268	—	3,900	930,180
(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock and performance-based units granted in 2016, 2015 and 2014. All fair values were computed in accordance with the applicable Accounting Standards Codification (ASC) Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014, included in the Company’s Annual Report on Form 10-K. For each of 2014, 2015 and 2016, amounts reported include the value of performance-based units based on the probable outcome of performance conditions at 100% at the grant date resulting in a $100,000 value at the grant date for each NEO.

(2)

The amounts in the Option Awards column reflect the aggregate grant date fair value for each respective fiscal year related to stock options granted in 2016, 2015 and 2014, respectively, computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014, respectively, included in the Company’s Annual Report on Form 10-K.

(3)

The amounts in the Non-Equity Incentive Plan Compensation column for 2016, 2015, and 2014 include payments earned by each NEO pursuant to the 2016, 2015, and 2014 Management Incentive Plans, based on corporate performance metrics for 2016, 2015 and 2014. The amounts in the Non-Equity Incentive Plan Compensation column for 2016, 2015 and 2014 also include payments earned by the NEO pursuant to the 2016, 2015 and 2014 QSIP, based on corporate performance during 2016, 2015 and 2014.

For the year ended December 25, 2016, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2017. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2016, respectively. Amounts in the table above for 2016 include a $11,137 payment under the QSIP for each NEO.  All other amounts are pursuant to the MIP.

For the year ended December 27, 2015, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2016. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2015, respectively. Amounts in the table above for 2015 include a $12,497 payment under the QSIP for each NEO.  All other amounts are pursuant to the MIP.

For the year ended December 28, 2014, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2015. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2014, respectively. Amounts in the table above for 2014 include a $10,450 payment under the QSIP for each NEO. All other amounts are pursuant to the MIP.

(4)

Amounts in the All Other Compensation column for 2016 include the Company’s matching contribution to the NEO’s account in the Company’s nonqualified deferred compensation account. In addition, for Mr. O’Hern, the amount in 2016 includes $26,772 for the incremental cost to the Company for the personal use by Mr. O’Hern of an aircraft leased by the Company from Hampton Airways, Inc.

(5)

Pursuant to the terms of the Chairman Agreement, Founder Agreement and License Agreement described above under the Compensation Discussion and Analysis, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each of the Founder Agreement and Chairman Agreement), or such greater amount as may be determined by the Compensation Committee. The specific terms of each grant of stock options, including the grant date and exercise price, are determined by the Compensation Committee. Of the value in the Option Awards column for Mr. Schnatter, for each year, $660,000 of the amount relates to the grants under the Founder Agreement and Chairman Agreement. The Chairman Agreement will remain in effect so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by our Board of Directors. The Founder Agreement will remain in effect until terminated by either party on 30 days’ notice. Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company’s current and future operation. This license grant allows the Company to use Mr. Schnatter’s image, voice, photographs and film footage in connection with the Company’s marketing and promotion of the Papa John’s brand. We agreed that in exchange for the exclusive license grant, we will grant stock options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), subject to termination provisions contained in the License Agreement.

2017 Proxy Statement     29

EXECUTIVE COMPENSATION

Grants of Plan‑Based Awards

The following table presents information with respect to the grants of plan‑based awards made by the Company to each of the NEOs during the fiscal year ended December 25, 2016.

									All Other	All Other
									Stock	Option			Grant
		Date of							Awards:	Awards:			Date Fair
		Compensation	Estimated Future Payouts			Estimated Future Payouts			Number	Number of		Exercise or	Value of
		Committee	Under Non‑Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities		Base Price	Stock and
		Meeting at	Awards(1)			Awards(2)			of Stock or	Underlying		of Option	Option
		Which Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Awards
Name	Grant Date	Was Approved	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)		($/Sh)	($)(5)
John H. Schnatter	12/28/2015	—	—	695,769	2,700,000	—	—	—	—	—		—	—
	12/28/2015	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/25/2016	2/18/2016	—	—	—	—	1,695	—	—	—		—	100,056
	2/25/2016	2/18/2016	—	—	—	—	—	—	8,471	—		—	500,043
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	24,041	(i)	59.03	330,006
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	24,041	(i)	59.03	330,006
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	35,483	(ii)	59.03	500,005
Lance F. Tucker	12/28/2015	—	—	384,519	1,538,077	—	—	—	—	—		—	—
	12/28/2015	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/25/2016	2/18/2016	—	—	—	—	1,695	—	—	—		—	100,056
	2/25/2016	2/18/2016	—	—	—	—	—	—	4,363	—		—	257,548
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	18,274	(ii)	59.03	257,506
Steve M. Ritchie	12/28/2015	—	—	582,692	2,330,769	—	—	—	—	—		—	—
	12/28/2015	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/25/2016	2/18/2016	—	—	—	—	1,695	—	—	—		—	100,056
	2/25/2016	2/18/2016	—	—	—	—	—	—	7,624	—		—	450,045
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	31,935	(ii)	59.03	450,009
Timothy C. O’Hern	12/28/2015	—	—	305,769	1,223,077	—	—	—	—	—		—	—
	12/28/2015	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/25/2016	2/18/2016	—	—	—	—	1,695	—	—	—		—	100,056
	2/25/2016	2/18/2016	—	—	—	—	—	—	3,389	—		—	200,053
	2/25/2016	2/18/2016	—	—	—	—	—	—	—	14,194	(ii)	59.03	200,013
(1)

The amounts in the Estimated Future Payouts Under Non‑Equity Incentive Plan Awards columns represent plan awards pursuant to our annual MIP and QSIP, respectively, for the period commencing December 28, 2015. For the actual amounts paid to the NEOs pursuant to the MIP and QSIP during 2016, see the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)

The amounts in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent grants of performance-based units. The 2016 performance-based unit vest date is February 25, 2019, subject to achievement of performance conditions. The final award payout is interpolated based on a sliding scale. The performance units have no minimum or maximum payout.

(3)

The amounts in the All Other Stock Awards column represent grants of time‑based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time‑based restricted stock also receive dividends on the unvested and outstanding shares. The 2016 restricted stock grant vest dates are one-third on each of February 25, 2017, 2018 and 2019.

(4)	The amounts in the Other Option Awards column represent grants of stock options. The 2016 stock option vest dates are indicated as follows:
(i)	all shares on February 25, 2018; and
(ii)	one‑third on each of February 25, 2017, 2018 and 2019.
(5)

The amounts in the Grant Date Fair Value of Stock and Option Awards column represent the full grant date fair value of each stock option award, time‑based restricted stock award and performance-based unit, as computed in accordance with the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

		Full Grant Date
Equity Type	Grant Date	Fair Value/Share ($)	Vesting
Stock Options	2/25/2016	14.0914	3-year graded
	2/25/2016	13.7268	2-year cliff
Time-Based Restricted Stock	2/25/2016	59.03	3-year graded
	2/25/2016	59.03	2-year cliff
Performance-based Units	2/25/2016	59.03	3-year cliff

Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 25, 2016, included in the Company’s Annual Report on Form 10‑K.

30     2017 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information with respect to the outstanding equity awards at 2016 fiscal year‑end for the NEOs.

	Option Awards					Stock Awards
											Equity
									Equity		Incentive Plan Awards:
						Number of		Market Value of	Incentive Plan Awards:		Market or Payout
	Number of Securities					Shares or		Shares or	Number of Unearned		Value of Unearned
	Underlying Unexercised			Option		Units of Stock		Units of Stock	Shares, Units or Other		Shares, Units or Other
	Options			Exercise	Option	That		That	Rights That Have Not		Rights That Have Not
	Exercisable	Unexercisable		Price	Expiration	Have Not Vested		Have Not Vested	Vested		Vested
Name	(#)	(#)(1)		($)	Date	(#)(2)		($)(3)	(#)(2)(4)		($)(3)
John H. Schnatter	37,932	—		18.46	2/22/2022	—		—	—		—
	47,020	—		18.46	2/22/2022	—		—	—		—
	47,020	—		18.46	2/22/2022	—		—	—		—
	27,212	—		26.01	2/28/2023	—		—	—		—
	34,012	—		26.01	2/28/2023	—		—	—		—
	34,012	—		26.01	2/28/2023	—		—	—		—
	19,320	—		32.77	5/9/2023	—		—	—		—
	19,518	—		50.59	2/27/2024	—		—	—		—
	19,518	—		50.59	2/27/2024	—		—	—		—
	19,776	9,888	(i)	50.59	2/27/2024	—		—	—		—
	9,866	19,732	(ii)	63.92	2/26/2025	—		—	—		—
	—	19,466	(iii)	63.92	2/26/2025	—		—	—		—
	—	19,466	(iii)	63.92	2/26/2025	—		—	—		—
	—	35,483	(iv)	59.03	2/25/2026	—		—	—		—
	—	24,041	(v)	59.03	2/25/2026	—		—	—		—
	—	24,041	(v)	59.03	2/25/2026	—		—	—		—
	—	—		—	—	3,295	(i)	286,599	—		—
	—	—		—	—	5,216	(ii)	453,688	—		—
	—	—		—	—	8,471	(iii)	736,808	—		—
	—	—		—	—	—		—	2,419	(i)	210,405
	—	—		—	—	—		—	1,565	(vii)	136,124
	—	—		—	—	—		—	1,695	(viii)	147,431
Lance F. Tucker	3,659	3,659	(i)	50.59	2/27/2024	—		—	—		—
	4,439	8,880	(ii)	63.92	2/26/2025	—		—	—		—
	596	1,193	(vi)	72.51	8/6/2025	—		—	—		—
	—	18,274	(iv)	59.03	2/25/2026	—		—	—		—
	—	—		—	—	1,219	(i)	106,029	—		—
	—	—		—	—	2,348	(ii)	204,229	—		—
	—	—		—	—	300	(iv)	26,094	—		—
	—	—		—	—	4,363	(iii)	379,494	—		—
	—	—		—	—	—		—	2,419	(i)	210,405
	—	—		—	—	—		—	1,565	(vii)	136,124
	—	—		—	—	—		—	1,695	(viii)	147,431
Steve M. Ritchie	2,980	—		18.46	2/22/2022	—		—	—		—
	4,944	2,472	(i)	50.59	2/27/2024	—		—	—		—
	6,285	3,143	(vii)	41.15	8/7/2024	—		—	—		—
	3,078	1,540	(vii)	41.15	8/7/2024	—		—	—		—
	5,919	11,840	(ii)	63.92	2/26/2025	—		—	—		—
	459	918	(vi)	72.51	8/6/2025	—		—	—		—
	—	12,689	(viii)	72.51	8/6/2025	—		—	—		—
	—	31,935	(iv)	59.03	2/25/2026	—		—	—		—
	—	—		—	—	824	(i)	71,672	—		—
	—	—		—	—	487	(v)	42,359	—		—
	—	—		—	—	993	(v)	86,371	—		—
	—	—		—	—	3,130	(ii)	272,247	—		—
	—	—		—	—	230	(iv)	20,005	—		—
	—	—		—	—	3,104	(vi)	269,986	—		—
	—	—		—	—	7,624	(iii)	663,136	—		—
	—	—		—	—	—		—	2,419	(i)	210,405
	—	—		—	—	—		—	1,565	(vii)	136,124
	—	—		—	—	—		—	1,695	(viii)	147,431
Tiimothy C. O’Hern	4,112	—		18.46	2/22/2022	—		—	—		—
	11,554	—		26.01	2/28/2023	—		—	—		—
	4,450	2,225	(i)	50.59	2/27/2024	—		—	—		—
	641	321	(vii)	41.15	8/7/2024	—		—	—		—
	3,650	7,302	(ii)	63.92	2/26/2025	—		—	—		—
	275	551	(vi)	72.51	8/6/2025	—		—	—		—
	—	14,194	(iv)	59.03	2/25/2026	—		—	—		—
	—	—		—	—	742	(i)	64,539	—		—
	—	—		—	—	102	(v)	8,872	—		—
	—	—		—	—	1,930	(ii)	167,871	—		—
	—	—		—	—	138	(iv)	12,003	—		—
	—	—		—	—	3,389	(iii)	294,775	—		—
	—	—		—	—	—		—	2,419	(i)	210,405
	—	—		—	—	—		—	1,565	(vii)	136,124
	—	—		—	—	—		—	1,695	(viii)	147,431

2017 Proxy Statement     31

EXECUTIVE COMPENSATION

(1)	The vesting schedule is as follows:
(i)	all shares on February 27, 2017;
(ii)	one-half of the shares on each of February 26, 2017 and 2018;
(iii)	all shares on February 26, 2017;
(iv)	one-third of the shares on each of February 25, 2017, 2018 and 2019;
(v)	all shares on February 25, 2018;
(vi)	one-half of the shares on each of August 6, 2017 and 2018;
(vii)	all shares on August 7, 2017; and
(viii)	all shares on August 6, 2018.
(2)	The vesting schedule is as follows:
(i)	all shares on February 27, 2017;
(ii)	one‑half of the shares on each of February 26, 2017, and 2018;
(iii)	one-third of the shares on each of February 25, 2017, 2018 and 2019;
(iv)	one‑half of the shares on each of August 6, 2017 and 2018;
(v)	all shares on August 7, 2017;
(vi)	all shares on August 6, 2018;
(vii)	all shares on February 26, 2018; and
(viii)	all shares on February 25, 2019.
(3)	Value determined by multiplying the number of shares or units by the closing price of our common stock at fiscal year end, $86.98.
(4)

In 2014, 2015 and 2016, we granted performance-based units to each of our named executive officers. The performance-based units vest subject to achievement of performance targets measured at the end of the three-year period ending at 2016 fiscal year end for the 2014 grant, ending at 2017 fiscal year end for the 2015 grant, and ending at 2018 fiscal year end for the 2016 grant.  The value of the 2014 performance-based units in the table above is based on the actual final performance at 122% of target, as certified by the Compensation Committee, and the closing price of our common stock on December 25, 2016.  The value of the 2015 and 2016 performance-based units in the table above is based on performance at 100% of target and the closing price of our common stock on December 25, 2016. Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2015 and 2016 performance-based units over the three-year performance period ending at 2017 and 2018 fiscal year-end, respectively, the ultimate value of the 2015 and 2016 performance-based units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the performance-based units are estimates based on the assumptions noted. The value of the 2015 performance-based units based on the estimated performance results at December 25, 2016 of 115% is approximately $157,000 for each NEO. The value of the 2016 performance-based units based on the estimated performance results at December 25, 2016 of 111% is approximately $165,000 for each NEO.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and stock vesting by the NEOs during the 2016 fiscal year.

	Option Awards		Restricted Stock
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on Exercise	Acquired	on Vesting
Name	on Exercise	($)(1)	on Vesting	($)(2)
John H. Schnatter	196,362	7,844,662	11,692	711,615
Lance F. Tucker	6,334	324,662	4,913	302,188
Steve M. Ritchie	25,626	1,169,840	6,745	451,450
Timothy C. O’Hern	4,000	254,860	3,320	205,207
(1)

Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

32     2017 Proxy Statement

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at Last
	Contributions	Contributions	Earnings in	Withdrawals/	Fiscal Year
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	End
Name	Year ($)(1)	Year ($)(2)	Year ($)	($)	($)(3)
John H. Schnatter	—	—	16,093	22,950	152,530
Lance F. Tucker	110,457	7,950	127,615	—	841,364
Steve M. Ritchie	151,404	7,950	16,896	—	295,439
Timothy C. O’Hern	44,355	7,950	62,133	—	363,580
(1)

The amounts in the Executive Contributions in Last Fiscal Year column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Tucker, $61,523 of salary, and $48,934 of 2016 incentive compensation; (ii) for Mr. Ritchie, $77,692 of salary, and $73,712 of 2016 incentive compensation; and (iii) for Mr. O'Hern, $32,615 of salary, and $11,740 of 2016 incentive compensation.

(2)	Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2017 as a result of 2016 deferral elections.
(3)

The amounts in the Aggregate Balance at Last Fiscal Year End column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in Note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our Chief Executive Officer or another officer authorized to make those determinations, including our NEOs.

Participants can defer up to 100% of their base salary and up to 100% of their short‑term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Deferral elections may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced, and with the same limitations, for the 401(k) Plan for the plan year.

Change in Control and Termination Payments

Employment Agreements

We are party to employment agreements with members of our executive leadership team other than Mr. Schnatter (collectively, the “Employment Agreements”). Each of the Employment Agreements has a three‑year term and automatically renews for successive one‑year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term. Each of the Employment Agreements provides for a minimum annual base salary, annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. In the event the executive’s employment is terminated by the Company prior to the end of the term of the applicable Employment Agreement other than for “cause” (as defined in the applicable Employment Agreement), the executive is entitled to receive nine months’ base salary, pro rata cash bonus for the year of termination and a credit for an additional six months of service for purposes of vesting in outstanding stock options and time‑based restricted stock. In the event of an executive’s termination without cause following a change in control before the end of the term of the applicable Employment Agreement, or by the executive for “good reason” following a change in control (as defined in the applicable Employment Agreement), the executive is entitled to receive the lesser of the total of the executive’s base salary and pro rata cash bonus through the remainder of the term or nine months’ base salary. In the case of termination of employment due to death or disability, the applicable Employment Agreement provides for payment of base salary through the date of termination and pro rata bonus. In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability as described generally below.

Equity Plan Provisions

Under the terms of our equity plans, upon a change in control in a corporate transaction in which awards are not assumed: (i) all grantees of shares of restricted stock and options will be credited with an additional 12 months of service from the grant date for purposes of vesting; and (ii) notice will be given to grantees of vested options that such options will remain exercisable for a period of fifteen days and thereafter terminated, or the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay to the holder of vested options and/or restricted stock an

2017 Proxy Statement     33

EXECUTIVE COMPENSATION

amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the price per share paid to holders of shares of stock and, in the case of options, equal to the product of the number of shares of stock subject to the option multiplied by the amount, if any, by which the price per share paid to holders of shares of stock pursuant to the transaction exceeds the option price. The plans contain additional provisions in the event of a transaction in which awards are assumed.

In addition, if an NEO is terminated for cause (as defined under our plans), then all outstanding options under our equity plans, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of disability. Under the plans, if an NEO’s employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse.The following table is intended to reflect projected potential payouts under the Employment Agreements and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees. The table provides for a range of potential separation events for each of the NEOs, calculated as if the separation event occurred on December 25, 2016. The actual amounts to be paid can only be determined at the time of the actual event.

		Involuntary
	Change in	(Not for Cause)	Retirement	Death/Disability
Name	Control ($)(1)	Termination ($)(2)	($)	($)
John H. Schnatter
Salary	—	—	—	—
Bonus	—	—	—	—
Stock Options(3)	1,815,671	—	—	4,048,258
Restricted Stock(3)	758,987	—	—	1,477,094
Performance-based Units(4)	414,374	172,492	—	346,528
Totals:	2,989,032	172,492	—	5,871,880
Lance F. Tucker
Salary	386,250	386,250	—	—
Bonus(5)	—	298,803	—	298,803
Stock Options(3)	414,405	405,781	—	865,945
Restricted Stock(3)	347,659	334,612	—	715,845
Performance-based Units(4)	414,374	172,492	—	346,528
Totals:	1,562,688	1,597,938	—	2,227,121
Steve M. Ritchie
Salary	600,000	600,000	—	—
Bonus(5)	—	453,556	—	453,556
Stock Options(3)	745,263	523,999	—	1,667,085
Restricted Stock(3)	567,545	428,811	—	1,425,776
Performance-based Units(4)	414,374	172,492	—	346,528
Totals:	2,327,182	2,178,858	—	3,892,945
Timothy C. O’Hern
Salary	307,500	307,500	—	—
Bonus(5)	—	237,772	—	237,772
Stock Options(3)	316,082	297,391	—	668,759
Restricted Stock(3)	261,549	246,675	—	548,061
Performance-based Units(4)	414,374	172,492	—	346,528
Totals:	1,299,505	1,261,830	—	1,801,120
(1)

Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as salary are estimates of the “double trigger” cash severance payments that would be payable to the executive (other than Mr. Schnatter) under his applicable agreements assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.

34     2017 Proxy Statement

EXECUTIVE COMPENSATION

(2)

Termination for cause under the Employment Agreements is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non‑competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company.

(3)

Assumed stock option value calculated for in‑the‑money stock options based on $86.98 per share, the closing price of our common stock at fiscal year end, less the exercise price per share. Assumed all outstanding stock option and time‑based restricted stock grants receive twelve months additional vesting credit in case of change‑in‑control, six months additional vesting in case of involuntary (not for cause) termination (other than Mr. Schnatter who does not have an employment agreement), and fully vested in case of death/disability. Assumed restricted stock values were calculated at $86.98 per share, the closing price of our common stock at fiscal year‑end.

(4)

For performance-based units, amount in Change in Control column for 2014 performance-based units is the final actual performance results of 122.4%, as of December 25, 2016 and assumes a value of $86.98 per share, the closing price of our common stock at fiscal year-end 2016; for 2015 performance-based units, is based on the estimated performance results of 115.3% as of December 25, 2016 and assumes a value of $86.98 per share, the closing price of our common stock at fiscal year end 2016.   For death and disability termination, 2014 performance-based units is based on final actual results of 122.4%; 2015 performance-based units is based on the estimated performance results of 115.3% and subject to pro-ration and assumed value of $86.98 per share; for involuntary (not for cause) termination, performance awards calculated as death and disability described above but further discounted by one-third. No amounts are included under involuntary (not for cause) termination, or death or disability for 2016 performance-based units because no pro rata payout is applicable for these awards less than 18 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of these awards at the end of the applicable performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

(5)

The Employment Agreements provide for pro rata bonus upon involuntary (not for cause) termination and death (provided that any applicable performance measures are achieved). The amounts shown in the table assume target performance

Director Compensation

At the request of the Compensation Committee, in 2014 and again in 2016, F. W. Cook completed a market analysis of the Company’s compensation program for non‑management directors, including competitiveness of our compensation practices, mix of equity versus cash compensation, and peer group analysis using the peer group identified above as well as other publicly available data. No changes were made to the director compensation program from 2015 to 2016.

We pay four primary components of compensation to our non‑management directors: an annual cash retainer, committee retainer, committee chairman retainer, and equity awards. Our equity awards consist of a combination of stock options and restricted stock. Within five years of their election to the Board of Directors, all non‑management directors are required to hold five times the standard annual cash retainer for board service of $50,000, or $250,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased‑in ownership requirement of the policy.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director, other than the compensation paid to Mr. Schnatter under the Chairman and Founder Agreements as described in the Compensation Discussion and Analysis. The following table sets forth the types and amounts of compensation paid to our non‑management directors:

Annual retainer for service on the Board:	$50,000
Additional annual retainers:
for lead independent director:	$20,000
for Audit Committee chair:	$20,000
for Compensation Committee chair:	$15,000
for Corporate Governance & Nominating Committee chair:	$12,000
for Audit and Compensation Committee members:	$12,000
for Corporate Governance & Nominating Committee members:	$8,000

Annual Equity Grant:(1)

	Equity Grant Value	Restricted Stock	Stock Option Shares
Standard	$125,000	1,059	4,436
Lead Director(2)	$175,000	1,483	6,210

(1)

The 2016 annual equity grants, awarded in equal values of restricted stock and stock options, have a three‑year graded vesting and the options have a ten‑year term. The equity grant award level is determined annually by the Board of Directors on the recommendation of the Compensation Committee.

(2)

Norborne P. Cole, Jr. received a prorated grant due to his retirement from the Board in April 2016, consisting of 495 shares of restricted stock and an option to purchase 7,028 shares of common stock. Olivia F. Kirtley received a prorated grant upon her appointment as lead independent director in April 2016, consisting of 278 shares of restricted stock and an option to purchase 1,152 shares of common stock.

2017 Proxy Statement     35

EXECUTIVE COMPENSATION

Non‑management directors also receive reimbursement for reasonable out‑of‑pocket expenses incurred in connection with their Board or committee service.

The following table sets forth the compensation paid to directors during 2016:

				Change in Pension
		Restricted		Value and Nonqualified
	Fees Earned or	Stock	Option	Deferred Compensation
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(2)	Earnings ($)	Total ($)
Norborne P. Cole Jr.(3)	39,000	29,220	29,170	—	97,390
Christopher L. Coleman	70,000	62,513	62,509	—	195,022
Olivia F. Kirtley	109,333	79,201	79,189	—	267,723
Laurette T. Koellner	86,000	62,513	62,509	—	211,022
Sonya E. Medina	58,000	62,513	62,509	—	183,022
Mark S. Shapiro	82,000	62,513	62,509	—	207,022
W. Kent Taylor	62,000	62,513	62,509	—	187,022

(1)

The full grant date fair value of the 2016 restricted stock awards to non‑employee directors was $59.03 per share, except for an additional award to Ms. Kirtley upon her appointment as lead independent director in April 2016.  This grant had an effective date of May 5, 2016 and a full grant date fair value of $60.03. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 25, 2016 included in the Company’s Annual Report on Form 10‑K. The following chart sets forth unvested restricted awards held by each director in the table above as of December 25, 2016.

Number of
Unvested
Name	Restricted Shares
Norborne P. Cole, Jr.	—
Christopher L. Coleman	2,123
Olivia F. Kirtley	2,401
Laurette T. Koellner	2,015
Sonya E. Medina	1,269
Mark S. Shapiro	2,123
W. Kent Taylor	2,123

(2)

The full grant date fair value of the 2016 option awards to non‑employee directors utilized a $14.0914 per share Black‑Scholes value, except for (i) Mr. Cole whose award vested upon his retirement from the Board on April 28, 2016, which utilized a $4.1505 Black-Scholes value, and (ii) Ms. Kirtley who upon her appointment as lead independent director in April 2016 was awarded an additional grant with an effective date of May 5, 2016, which utilized a $14.4785 Black‑Scholes value. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 25, 2016 included in the Company’s Annual Report on Form 10‑K. The following chart sets forth vested and unvested option awards held by each director in the table above as of December 25, 2016.

	Number of	Number of
Name	Vested Options	Unvested Options
Norborne P. Cole, Jr.	—	—
Christopher L. Coleman	10,835	8,139
Olivia F. Kirtley	17,843	9,291
Laurette T. Koellner	3,157	7,865
Sonya E. Medina	425	5,286
Mark S. Shapiro	17,843	8,139
W. Kent Taylor	17,843	8,139
(3)	Mr. Cole retired from the Board on April 28, 2016.

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly‑available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

36     2017 Proxy Statement

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non‑management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Under our written Related Person Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S‑K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board of Directors has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre‑approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S‑K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Special Procedures for Franchisee Relationships

The Corporate Governance and Nominating Committee and the Board have adopted special policies and procedures for consideration of restaurant development, acquisition and disposition transactions involving franchisees in which directors or executive officers of the Company, or their immediate families, may have significant ownership (generally defined as ten percent or more). Under the policy, the Corporate Governance and Nominating Committee ultimately must consider and determine whether to approve or disapprove any subject transaction involving a related party. Proposed acquisitions and dispositions of restaurants involving the Company and related parties must be evaluated in light of an appraisal by a reputable, disinterested third party. With respect to proposed new development by a related party, if the Company declines to exercise its right of first refusal, the policy requires that the opportunity be made available to qualified franchisees without related party ownership.

Similarly, with respect to the proposed acquisition of a restaurant by a related party from another franchisee, if the Company declines to exercise its right of first refusal, the Company must consider making recommendations concerning possible

2017 Proxy Statement     37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

alternative, nonrelated‑party franchisee parties. Finally, the policy requires that any proposed disposition of a restaurant by a related party to another franchisee must be disclosed to the Corporate Governance and Nominating Committee and must be approved by the Committee if the proposed transaction includes any consideration by or from the Company outside the ordinary course of business with other franchisees.

Transactions with Related Persons

This section describes certain transactions with related persons.

Franchise and Development Arrangements

Executive officers and a director of the Company hold interests in entities that are franchisees of the Company, as described in the table below. Some of those individuals acquired their interests before the Company’s 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and paid reduced franchise fees when restaurants opened. We have since entered into additional franchise and development agreements with executive officers of the Company and entities in which they have equity interests, and we may continue to do so in the future. Under the Company’s policy governing transactions with related person franchisees, which is described above, any such franchise arrangements we enter into in the future will be on terms no more favorable to directors and officers than with independent third parties.

The following table describes franchise and development arrangements during 2016 between the Company and entities in which the Company’s executive officers or directors, as well as their immediate family members, had an interest as of the end of the fiscal year and the amount of royalties paid to the Company from those entities during 2016. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non‑standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company’s commissary system and may purchase from or through the Company certain goods and services needed to operate a Papa John’s restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity — Amounts Earned
Annette Schnatter (100%)

Joe K Corporation — Operates one restaurant in Louisville, Kentucky. In 2016, royalties earned by the Company from this franchisee were $76,278 and incentive amounts earned by this franchisee were $3,687. Annette Schnatter is John Schnatter’s wife.

Timothy C. O’Hern (55.75%) Steve M. Ritchie (40.80%)

Northern Bay Pizza, LLC — Operates eight restaurants in Wisconsin. In 2016, royalties earned by the Company from this franchisee were $336,936 and incentive amounts earned by this franchisee were $17,957. Mr. O’Hern and Mr. Ritchie are executive officers of the Company.

Other Transactions

During 2016, the Company paid $732,000 for charter aircraft services for business travel provided by Hampton Airways, Inc. (“Hampton”). Hampton’s sole shareholder is Mr. Schnatter. In 2015 and again in early 2017, the Company obtained market comparison data for services comparable to those provided by Hampton, and the data confirmed that the Company’s cost of services from Hampton was favorable to pricing available in the market for charter aircraft.  For a discussion of certain additional arrangements between the Company and Mr. Schnatter, please see “Compensation of our Founder, Chairman and Chief Executive Officer” under “Compensation Discussion and Analysis.”

Michele O’Hern, the wife of our Senior Vice President and Chief Development Officer, Timothy C. O’Hern, works for us in our marketing department. She has been employed by us for sixteen years. Her compensation in fiscal 2016, including salary, bonus and the grant date value of equity compensation, totaled approximately $164,000.

Melissa Ritchie, the wife of our President and Chief Operating Office, Steve M. Ritchie, works for us in our research and development department. She has been employed by us for a total of fifteen years. Her compensation in fiscal 2016, including salary, bonus and the grant date value of equity compensation, totaled approximately $166,000.

38     2017 Proxy Statement

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered accounting firm all annual and quarterly financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

During 2016, among other matters, the Audit Committee:

•	reviewed the quality and integrity of the Company’s consolidated financial statements;
•	discussed with management and the independent registered accounting firm the effectiveness of the Company’s internal control over financial reporting;
•	reviewed the qualifications, independence, and performance of the independent registered accounting firm, including recent and historical performance on the Company’s audit;
•	reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•	oversaw the compliance program with respect to legal and regulatory requirements and risk management;
•

oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing individual risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks; and

•	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures.

During 2016, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered accounting firm (“Ernst & Young”), the matters required to be discussed by Public Company Accounting Standards Board (“PCAOB”) Auditing Standard (“AS”) No. 1301, “Communications with Audit Committees” (previously AS No. 16). The Audit Committee also discussed with Ernst & Young matters relating to their independence from management and the Company, including the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that Ernst & Young is independent from management and the Company.

The Audit Committee discussed with Ernst & Young and the Company’s internal audit management the overall scope and plans for their audits. The Audit Committee meets with both Ernst & Young and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also meets in separate executive sessions periodically with Ernst & Young, the Senior Director of Internal Audit, the Chief Financial Officer and other members of management as needed. In reliance upon the reviews and discussions referred to

2017 Proxy Statement     39

AUDIT COMMITTEE REPORT

above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10‑K for the year ended December 25, 2016.

AUDIT COMMITTEE

Laurette T. Koellner, Chairman Christopher L. Coleman Mark S. Shapiro

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

40     2017 Proxy Statement

Item 2. Ratification of the Selection of Independent Auditors

The Audit Committee of the Board of Directors has reappointed Ernst & Young, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2017. Ernst & Young has audited the Company’s financial statements since 1991. Fees paid to Ernst & Young by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 25, 2016 ($)	December 27, 2015 ($)
Audit Fees	1,058,497	1,019,000
Audit-Related Fees	6,115	21,515
Tax Fees	274,737	101,825
All Other Fees	—	—
Total	$1,339,349	$1,142,340

Audit fees included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company’s quarterly reports on Form 10‑Q. Audit-related fees included research tools and assistance in assessing the impact of proposed standards, rules and interpretations and other agreed upon procedures. Tax fees included tax compliance and consultation services.

All audit‑related and tax services for 2016 and 2015 were pre‑approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre‑approval of all services by the independent auditors. The Audit Committee reviews and pre‑approves all audit and permissible non‑audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre‑approves estimated fees for audit services. The policy also authorizes the Chairman of the Audit Committee to pre‑approve non‑audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Representatives of Ernst & Young will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by stockholders.

Although stockholder ratification is not required, the appointment of Ernst & Young is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If Ernst & Young’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of Papa John’s and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

2017 Proxy Statement     41

Item 3. Advisory Approval of the Company’s Executive Compensation

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

•	The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•

The Company’s compensation program reflects an appropriate pay mix that utilizes multiple performance metrics and rewards achievement of both short‑term and long‑term operational and financial goals, while designed to mitigate risks.

•	A significant portion of the compensation of our named executive officers is variable or “at risk.”
•	Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.

We believe that our 2016 executive compensation programs contributed to our strong 2016 results and increased stockholder value. See “Executive Summary,” “Tying Pay to Performance,” and “Governance Aspects of our Executive Compensation Program” for more information on our “pay for performance” philosophy and our sound compensation governance practices.

At the 2016 Annual Meeting, pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, we submitted a proposal to stockholders for a non‑binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2016 Annual Meeting. Our stockholders approved this proposal with approximately 99% of the total votes cast voting in favor. We have adopted a policy of holding our say on pay vote annually as a good corporate governance practice. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. Unless the Board modifies its policy on the frequency of future say on pay votes, the next say on pay advisory vote will be at the 2018 Annual Meeting.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board highly values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

42     2017 Proxy Statement

Item 4. Advisory Vote on Frequency of Advisory Approval of the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote on the frequency with which say on pay votes, similar to Item 3 in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” The Company has had annual say on pay votes starting with the 2011 annual meeting. Stockholders may vote to indicate their preference for conducting a say on pay vote:

•Every year;

•Every two years; or

•Every three years.

Stockholders may also abstain from voting on this proposal. Our Board has determined that holding a say on pay vote every year is the most appropriate alternative for the Company. In recommending an annual advisory vote on executive compensation, our Board considered that an annual vote will allow our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year, which will allow us to consider taking prompt action, if appropriate.

Because this proposal is advisory, it will not be binding on the Company, and the Board and the Compensation Committee may decide to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board highly values our stockholders’ opinions, and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Please note that although the Board is making a recommendation with respect to this proposal, you are only being asked to vote on the choices specified above, and not whether you agree or disagree with the Board’s recommendation.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY YEAR”.

2017 Proxy Statement     43

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2016.

Stockholder Proposals For the 2018 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, the written proposal must be received by the Company no later than November 23, 2017. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company‑sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting (anticipated to be held on May 2, 2018). All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269‑0900.

Other Business

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016 accompanies this Proxy Statement.

By Order of the Board of Directors

Louisville, Kentucky March 23, 2017	Clara M. Passafiume Corporate Counsel and Secretary

44     2017 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17661-P85912 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, "FOR" THE PROPOSALS SET FORTH IN ITEMS 2 AND 3, AND FOR 1 YEAR IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1, "FOR" THE PROPOSALS IN ITEMS 2 AND 3, AND FOR 1 YEAR IN ITEM 4. 1. Election of the following director nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Christopher L. Coleman 2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2017 fiscal year. 1b. Olivia F. Kirtley ! ! ! 1c. Laurette T. Koellner 3. Advisory approval of the Compa ny's executive compensation. 1d. Sonya E. Medina The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year ! 2 Years ! 3 Years ! Abstain ! 1e. John H. Schnatter 4. Advisory vote on frequency of advisory approval of executive compensation. 1f. Mark S. Shapiro 1g. W. Kent Taylor For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Yes ! No ! HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Proxy card must be signed and dated below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. ∇Please fold and detach card at perforation before mailing.∇ E17662-P85912 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Thursday, April 27, 2017, at 11:00 A.M. (E.D.T.) and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 23, 2017, and a copy of the Company’s Annual Report for the fiscal year ended December 25, 2016. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 21, 2017 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE) V.1.1 Address Changes/Comments: